UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 24, 2012

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement
On May 30, 2012, American Eagle Outfitters, Inc. (the "Company") entered into an employment agreement (the "Agreement") with Mary M. Boland effective July 9, 2012 to secure her services as Chief Financial Officer and Administrative Officer of the Company. A description of the Agreement is contained in Item 5.02 below, which is incorporated by reference into this Item 1.01.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 24, 2012, the Board of Directors (the "Board") of American Eagle Outfitters, Inc. (the "Company") appointed Mary M. Boland as Chief Financial and Administrative Officer and as an executive officer of the Company effective on her start date, July 9, 2012 (the "Start Date"). The Board also appointed Ms. Boland as Principal Financial Officer of the Company effective her Start Date. Scott Hurd, Vice President and Controller of the Company, is serving as interim Principal Financial Officer.

Ms. Boland, age 54, joins the Company from Levi's, where she served as Senior Vice President Finance of Global  Levi's from 2011 to 2012 and as Senior Vice President Finance of the Americas from 2006 to 2011. Prior to that time, Ms. Boland held a variety of finance positions with General Motors Corporation from 1979 to 2006 including Vice President and Chief Financial Officer, North America from 2003 to 2006.

On May 30, 2012, the Company entered into an employment letter agreement (the "Agreement") with Mary M. Boland effective on the Start Date to secure her services as Chief Financial and Administrative Officer of the Company. As compensation and benefits under the Agreement, Ms. Boland will receive the following:

(1) Annual base salary of $575,000;

(2) A signing bonus of $100,000 gross subject to a repayment agreement;

(3) Eligibility to receive an annual incentive cash bonus with a target incentive bonus of 70% of her salary and a maximum bonus of 140% of her salary.  The spring 2013 bonus will be based on a percentage of actual wages earned during fiscal 2012 and is contingent upon the achievement of Company and Brand (where applicable) financial performance based goals to be established by the Compensation Committee of the Board of Directors (the "Committee");

(4)  A restricted stock unit award ("RSU") with a value of $262,500 under the Company's 2005 Stock Award and Incentive Plan, as amended (the "2005A Plan").  If Company performance meets or exceeds certain targets for fiscal 2012; the entire RSU grant may vest upon certification of 2012 performance. The Committee must verify that the performance goals and other material terms are met prior to vesting. However, if the performance goals are not met, then the RSU grant will vest proportionally over three years from the grant date based solely on continued service to the Company over that period. In spring, fiscal 2013 Ms. Boland will be eligible for consideration of a RSU grant with an expected value of $450,000;

(5) A grant of a long-term performance restricted stock unit award ("PSP RSU") with a value of $320,833 under the Company's 2005A Plan.  Vesting of the PSP RSU will be contingent upon the achievement of Company performance goals for a given 3-year period. Based upon Company performance, the units will vest at the end of the 3-year period. The actual number of units vested will be based upon a sliding performance scale, varying between 0-150% of the target award. Shares not vested will be forfeited. In spring, fiscal 2013 Ms. Boland will be eligible for consideration of a PSP RSU award with an expected target value of $550,000; and

(6) Eligibility to participate in the Company's employee welfare, benefit, retirement, deferred compensation and relocation plans, programs or policies that are in effect and generally available to the other senior executives of the Company.

The foregoing descriptions of the Agreement is qualified in its entirety by reference to the Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure
On May 31, 2012, the Company issued a press release announcing the appointment of Ms. Boland as the Company's new Chief Financial Officer and Administrative Officer of the Company. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Mary M. Boland dated May 30, 2012
99.1*	Press Release dated May 31, 2012 announcing the appointment of Ms. Boland as the Company's new Chief Financial Officer and Administrative Officer

* Such Exhibit is being "furnished" (not filed) pursuant to Item 7.01 of the Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: June 1, 2012	By:	/s/ Cornelius Bulman, Jr.
Cornelius Bulman, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between the Company and Mary M. Boland dated May 30, 2012
99.1*	Press Release dated May 31, 2012 announcing the appointment of Ms. Boland as the Company's new Chief Financial Officer and Administrative Officer

* Such Exhibit is being "furnished" (not filed) pursuant to Item 7.01 of the Current Report on Form 8-K.